Exhibit 99.1

Material Sciences Corporation and Subsidiaries

Unaudited Pro Forma Financial Information

in (000’s)

On June 20, 2005, Material Sciences Corporation (the “Company”) completed a transaction for the sale of substantially all of the assets (including fixed assets, intellectual property and other assets) of its Electronic Materials and Devices Group (“EMD”) to TouchSensor Technologies, LLC (“TST”) in consideration of the release from current and future contractual commitments to TST and the assumption of certain contractual obligations of EMD. As a result of the transaction, the Company was relieved of the fee obligations under the license agreement with TST in fiscal 2006 of $2,750 as well as approximately $825 of obligations related to certain cost sharing agreements between the Company and TST projected for the 18 months ending in November 2006. As a result of the transaction, EMD was recorded as a discontinued operation beginning in the second quarter of fiscal 2006.

The following unaudited pro forma financial information presents the Company’s Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the three months ended May 31, 2005 and the fiscal year ended February 28, 2005 and the Company’s Unaudited Condensed Consolidated Balance Sheet as of May 31, 2005. The unaudited pro forma condensed consolidated financial statements reclassify the results of operations and the assets and liabilities of EMD to discontinued operations. The unaudited condensed consolidated financial information has been prepared giving effect to the transaction as if it had occurred as of March 1, 2004 for the Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) and as of May 31, 2005 for the Pro Forma Condensed Consolidated Balance Sheet as of May 31, 2005.

The unaudited pro forma financial information is presented for information purposes only and is not necessarily indicative of the results of operations or the financial position that would have been obtained had the transaction actually occurred as of the dates assumed, nor is it indicative of future results of operations or financial position. The unaudited pro forma financial information should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto in its Annual Report on Form 10-K/A for the fiscal year ended February 28, 2005 filed with the Securities and Exchange Commission on January 9, 2006 and the unaudited condensed consolidated financial statements and related notes thereto in its Quarterly Report on Form 10-Q/A for the interim period ended May 31, 2005 filed with the Securities and Exchange Commission on January 9, 2006.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Material Sciences Corporation and Subsidiaries

For the Three Months Ended May 31, 2005

(In thousands, except per share data)	Historical	Amounts Transferred to Discontinued Operations	Pro Forma
Net Sales	$73,823	$(395)	$73,428
Cost of Sales	58,532	(178)	58,354

Gross Profit	15,291	(217)	15,074
Selling, General and Administrative Expenses	10,205	(1,354)	8,851
Restructuring Expenses	338	(142)	196

Income (Loss) from Operations	4,748	(1,279)	6,027

Other (Income) and Expense:
Interest Expense, Net	16	—	16
Equity in Results of Joint Ventures	(53)	—	(53)

Total Other Income, Net	(37)	—	(37)

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	4,785	(1,279)	6,064
Provision (Benefit) for Income Taxes	2,029	(486)	2,515

Income (Loss) from Continuing Operations	2,756	(793)	3,549

Loss from Discontinued Operations, net of Taxes	(17)	(793)	(810)

Net Income	$2,739	$—	$2,739

Basic Income Per Share:
Income (Loss) from Continuing Operations	$0.19	$(0.05)	$0.24
Loss on Discontinued Operations	—	(0.05)	(0.05)

Net Income	$0.19	$—	$0.19

Diluted Income Per Share:
Income (Loss) from Continuing Operations	$0.19	$(0.05)	$0.24
Loss on Discontinued Operations	—	(0.05)	(0.05)

Net Income	$0.19	$—	$0.19

Weighted Average Number of Common Shares Outstanding Used for Basic Net Income (Loss) Per Share	14,625		14,625
Dilutive Shares	49		49

Weighted Average Number of Common Shares Outstanding Plus Dilutive Shares	14,674		14,674

Outstanding Common Stock Options Having No Dilutive Effect	158		158

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)

Material Sciences Corporation and Subsidiaries

For the Fiscal Year Ended February 28, 2005

(In thousands, except per share data)	Historical	Amounts Transferred to Discontinued Operations	Pro Forma
Net Sales	$264,853	$(1,530)	$263,323
Cost of Sales	208,902	(650)	208,252

Gross Profit	55,951	(880)	55,071
Selling, General and Administrative Expenses	47,277	(6,445)	40,832
Restructuring Expenses	2,657	—	2,657

Income (Loss) from Operations	6,017	(5,565)	11,582

Other (Income) and Expense:
Interest Expense, Net	889	—	889
Equity in Results of Joint Ventures	(178)	—	(178)
Loss on Early Retirement of Debt	4,205	—	4,205

Total Other Expense, Net	4,916	—	4,916

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	1,101	(5,565)	6,666
Provision (Benefit) for Income Taxes	1,270	(2,187)	3,457

Income (Loss) from Continuing Operations	(169)	(3,378)	3,209

Loss on Discontinued Operations, net of Taxes	(151)	(3,378)	(3,529)

Net Income (Loss)	(320)	—	(320)

Basic Income Per Share:
Income (Loss) from Continuing Operations	$(0.01)	$(0.23)	$0.22
Loss on Discontinued Operations	(0.01)	(0.23)	(0.24)

Net Income (Loss)	$(0.02)	$—	$(0.02)

Diluted Income Per Share:
Income (Loss) from Continuing Operations	$(0.01)	$(0.23)	$0.22
Loss on Discontinued Operations	(0.01)	(0.23)	(0.24)

Net Income (Loss)	$(0.02)	$—	$(0.02)

Weighted Average Number of Common Shares Outstanding Used for Basic Net Income (Loss) Per Share	14,351		14,351
Dilutive Shares	—		64

Weighted Average Number of Common Shares Outstanding Plus Dilutive Shares	14,351		14,415

Outstanding Common Stock Options Having No Dilutive Effect	22		22

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Material Sciences Corporation and Subsidiaries

As of May 31, 2005

(In thousands)	Historical	Amounts Transferred to Discontinued Operations	Pro Forma
Assets:
Current Assets:
Cash and Cash Equivalents	$1,125	$—	$1,125
Receivables, Less Reserves of $5,699	37,534	(307)	37,227
Income Taxes Receivable	134	—	134
Prepaid Expenses	2,437	(7)	2,430
Inventories	50,458	(206)	50,252
Current Assets of Discontinued Operations - EMD	—	1,271	1,271
Deferred Income Taxes	2,784	—	2,784

Total Current Assets	94,472	751	95,223

Property, Plant and Equipment	225,370	(918)	224,452
Accumulated Depreciation and Amortization	(152,700)	298	(152,402)

Net Property, Plant and Equipment	72,670	(620)	72,050

Other Assets:
Investment in Joint Ventures	1,808	—	1,808
Goodwill	1,319	—	1,319
Deferred Income Taxes	1,670	—	1,670
Other	849	(131)	718

Total Other Assets	5,646	(131)	5,515

Total Assets	$172,788	$—	$172,788

Liabilities:
Current Liabilities:
Accounts Payable	$31,948	$(27)	$31,921
Accrued Payroll Related Expenses	5,811	(128)	5,683
Accrued Expenses	6,046	(1,187)	4,859
Income Taxes Payable	134	—	134
Current Liabilities of Discontinued Operations - EMD	—	1,342	1,342
Current Liabilities of Discontinued Operations - Pinole Point Steel	394	—	394

Total Current Liabilities	44,333	—	44,333

Long-Term Liabilities:
Other	9,363	—	9,363

Total Long-Term Liabilities	9,363	—	9,363

Shareowners’ Equity:
Common Stock	377	—	377
Additional Paid-In Capital	77,541	—	77,541
Treasury Stock at Cost	(46,528)	—	(46,528)
Retained Earnings	85,666	—	85,666
Accumulated Other Comprehensive Income	2,036	—	2,036

Total Shareowners’ Equity	119,092	—	119,092

Total Liabilities and Shareowners’ Equity	$172,788	$—	$172,788